UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 6, 2006

ASHTON WOODS USA L.L.C.

(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation)	333-129906 (Commission File Number)	75-2721881 (IRS Employer Identification No.)

1080 Holcomb Bridge Road

Building 200, Suite 350

Roswell, GA 30076

(Address of Principal

Executive Offices)

(770) 998-9663

(Registrant's telephone number, including area code)

None

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 – Other Events

On April 6, 2006, Ashton Woods USA L.L.C. issued a press release announcing that it is extending its offer to exchange all of its outstanding 9.5% Senior Subordinated Notes due 2015 (the “Outstanding Senior Subordinated Notes“) for its 9.5% Senior Subordinated Notes due 2015 which have been registered under the Securities Act of 1933, as amended (the “Securities Act”). The Outstanding Senior Subordinated Notes were issued pursuant to Rule 144A under the Securities Act on September 21, 2005. The offer was scheduled to expire at 5 p.m. New York City time on April 5, 2006. The offer is being extended until 5 p.m. New York City time on April 7, 2006 in order to allow for the completion of tenders of the Outstanding Senior Subordinated Notes. As of 5 p.m. April 5, 2006, an aggregate principal amount of approximately $124 million of the Outstanding Senior Subordinated Notes had been tendered.

Item 9.01 – Financial Statements and Exhibits

(c) Exhibits

99.01	Press release issued by Ashton Woods USA L.L.C. on April 6, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASHTON WOODS USA L.L.C.

Date: April 6, 2006	By: /s/ Robert Salomon
Robert Salomon
Chief Financial Officer